SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive proxy statement
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CRYO-CELL International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRYO-CELL INTERNATIONAL, INC.

700 BROOKER CREEK BOULEVARD

SUITE 1800

OLDSMAR, FLORIDA 34677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 29, 2005

To the Stockholders of CRYO-CELL International, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of CRYO-CELL International, Inc. will be held on June 29, 2005, at 8:00 A.M. local time at the Courtyard Marriott, 4014 Tampa Road, Oldsmar, Florida 34677. The meeting is called for the following purposes:

1.	To elect a board of five directors.

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accountants of the Company and its subsidiaries for the year ending November 30, 2005.

3.	To consider and take action upon such other matters as may properly come before the meeting or any other adjournment or adjournments thereof.

The close of business on May 24, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

We encourage you to read this proxy statement and vote your shares. All stockholders are cordially invited to attend the meeting, but you do not need to attend the annual meeting to vote. PLEASE NOTE THAT IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE RETURN THE ENCLOSED PROXY CARD.

By Order of the Board of Directors

/s/ Mercedes Walton

Mercedes Walton
Chairman and Interim Chief Executive Officer

Dated: June 1, 2005

CRYO-CELL INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of CRYO-CELL International, Inc. (the “Company”) in connection with the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. The Annual Meeting will be held at the Courtyard Marriott, 4014 Tampa Road, Oldsmar, Florida 34677 on June 29, 2005 at 8:00 A.M. local time.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about June 1, 2005. The Company, a Delaware corporation, has its principal executive offices at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

Solicitation of Proxies

The Company is soliciting proxies. The cost of distributing the Proxy Statement and Annual Meeting Notice will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information material to the beneficial owners. The Company, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding information materials to their beneficial owners. Shares of common stock, represented by a properly executed proxy, will be voted as indicated on the proxy and if no proxy or designation is made a vote by management will be for the proposal. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors.

Stockholders Entitled to Vote

Holders of shares of the common stock of the Company of record at the close of business on May 24, 2005 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. Each share entitles its holder to one vote. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 11,605,879 shares outstanding.

Vote Required

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, votes cast “For”, “Against” or “Abstain” are included. Abstentions are counted as votes cast against any matter and will be counted for purposes of determining whether a quorum is present at the meeting.

If your shares are held in the name of a bank, broker or other holder of record (that is, “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter, but are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Proxy Revocability

Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the Annual Meeting, withdrawing the proxy, and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five board seats, of which all five positions are currently filled. The current five directors are nominated for re-election at the Annual Meeting. If elected, each of the five directors will hold office until the next Annual Meeting of Stockholders and until his/her successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Delaware law.

It is intended that the shares represented by the enclosed proxy will be voted for the election of these five nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors or for the balance of the nominees, in which case the size of the Board would be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The name, age, principal occupation and other information concerning each current nominee for election as a Director are set forth below:

Mercedes Walton, 51, Chairman of the Board.    Ms. Walton has served as a director of the Company since October 2000, as Chairman since June 2002 and as Interim Chief Executive Officer since April 10, 2003. She has been CEO of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice, since March 2000. The firm specializes in the design and deployment of technology commercialization strategies. During the period from January 2001 to September 2001, Ms. Walton was employed as the President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. Ms. Walton was employed by AT&T from 1976 to 2000. She served as AT&T’s Vice President-Corporate Strategy and Business Development from January 1999 to March 2000, and as its Business Development Vice President-Corporate Strategy from March 1996 to December 1998. Ms. Walton’s educational achievements include a Bachelor of Arts degree from Smith College, and Masters degrees from both Harvard University and Massachusetts Institute of Technology.

Gaby W. Goubran, 63.    Mr. Goubran has served as a director since June 2002. Mr. Goubran is currently Managing Director of International Business Developments, Ltd, an international consulting firm providing business development services to multinational companies in diverse industries. Mr. Goubran founded International Business Developments in 1983 and has been active in the company since that time. Mr. Goubran’s educational achievements include a Bachelor of Science degree from Alexandria University, Egypt and a Masters degree from Babson College.

Jagdish Sheth, Ph.D., 66.    Dr. Sheth has served as a director since October 2002. Dr. Sheth is currently the Charles H. Kellstadt Professor of Marketing at Emory University’s Goizueta Business School, where he founded the Center for Relationship Management. Dr. Sheth has published twelve books and over two hundred articles in different areas of marketing and business strategy. Dr. Sheth is a frequent consultant to Fortune 500 companies, has held chairs at the University of Southern California and the University of Illinois, and served on the faculties of Columbia and MIT. Dr. Sheth also serves on the board of directors of Pac-West Telecomm, Inc. and Wipro Limited.

Anthony P. Finch, 54.    Mr. Finch has served as a director since March 2003. Mr. Finch is currently Chief Scientific Officer of the Irish National Blood Centre and National Tissue Typing Reference Laboratory. Mr. Finch is responsible for the direction, management, organization, integration and restructuring of the national laboratories and their ancillary services to comply with the highest pharmaceutical standards. He has over 25 years experience in cell separation and cryopreservation of cellular products with over 12 years experience in cord blood processing. In 1993, Mr. Finch pioneered the fractionation and isolation of cord blood stem cells for small volume cryogenic storage and has developed large scale processing in line with current Good

Manufacturing Practice. He has established several cord blood stem cell banks in the United States, Europe and Asia. Among numerous professional affiliations, Mr. Finch is a Fellow of both the Academy of Medical Laboratory Sciences and Institute of Biomedical Sciences, and is a member of the Cord Blood Stem Cell International Society.

Scott Christian, 50.    Mr. Christian has served as a director since April 2003. Mr. Christian is the Vice President and General Manager of Black Box Voice Services. He served as President and Chief Executive Officer of Norstan, Inc. from February 2004 until January 25, 2005 (upon such company’s acquisition by Black Box Corporation), and as a member of Norstan’s Board of Directors from March 2004 until January 25, 2005. Previously, he had been Executive Vice President and Chief Financial Officer of Norstan since January 2001. Prior to its acquisition, Norstan was one of the largest independent communications solutions and services companies serving enterprise customers in North America, with revenues exceeding $200 million. Mr. Christian served as Senior Vice President of Finance of Ceridian Corporation from April 1999 to October 2000. From April 1981 to February 1999, Mr. Christian was employed by Automatic Data Processing in a variety of capacities, including Chief Financial Officer for the Electronic Services Division from 1995 to 1999. Mr. Christian has 27 years of experience in financial management. Mr. Christian’s educational achievements include a Bachelor of Arts degree from the University of Dayton, and a Master’s degree from Pepperdine University.

The five director nominees receiving the greatest number of votes of the common stock represented at the Annual Meeting (in person or by proxy) will be elected directors, assuming a quorum is present at the meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received for the election of each nominee named above.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

Other Executive Officers

Biographical information regarding the Company’s executive officers who are not currently serving as directors of the Company is set forth below:

Gerald F. Maass, 51, Executive Vice President.    Mr. Maass joined the Company in 1998 from Critikon, a subsidiary of Johnson & Johnson, where his most recent position was International Director of Marketing for the Patient Monitoring business. Mr. Maass’ ten-year tenure with Johnson & Johnson included several marketing and business development roles; he also served on the Critikon management committee. Prior to Johnson & Johnson, Mr. Maass was with Baxter Healthcare and Control Data Corporation in marketing, sales management, business development and business management roles. Mr. Maass began his career with Mayo Clinic in Rochester, MN and has a degree in Medical Technology.

Jill Taymans, 35, Vice President, Finance.    Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over thirteen years in both the public and private sectors. Prior to joining the company she served for three years as Controller for a telecommunications company in Baltimore, Maryland.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board currently consists of five positions. Each director is elected to hold office for a period of one year or until his or her successors are elected. The Company expects its directors to attend the annual meetings of stockholders, if possible.

The Board held six meetings in fiscal 2004, and each of the directors then in office attended at least 75% of the regularly scheduled meetings of the Board and the Committees of the Board of which the director was a member. The Committees established by the Board include the following:

Audit Committee

The current members of the Audit Committee are Mr. Christian (Chairman) and Mr. Finch. The Audit Committee is comprised entirely of non-employee, independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors previously attached to the 2003 Proxy Statement. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors and management of the Company. The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met six times during the last fiscal year. The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The Board of Directors has determined that each of the Audit Committee members is able to read and understand fundamental financial statements. In addition, the Board of Directors has determined that at least one member of the audit committee, Mr. Scott Christian, is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities and Exchange Act of 1934. Mr. Christian’s relevant experience includes his prior service as the Chief Financial Officer of Norstan, Inc., his past experience as Senior Vice President of Finance of Ceridian Corporation, and his experience as Chief Financial Officer of the Electronic Services Division of Automatic Data Processing, Inc. In addition, Mr. Christian has an MBA degree from Pepperdine University.

Compensation Committee

The current members of the Compensation Committee are Mr. Sheth (Chairman), Mr. Goubran and Mr. Finch. The primary function of the Compensation Committee is to review the Company’s compensation philosophy and policy, which determines management and executive compensation benefits. The Compensation Committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. During the last fiscal year there were two meetings of the Compensation Committee.

Governance Committee and Nominating Process

The current members of the Governance Committee are Mr. Goubran (Chairman) and Mr. Sheth. The primary focus of the Governance Committee is on the broad range of issues surrounding the composition and operation of the Company’s Board of Directors. The Committee provides assistance to the Board of Directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board of Directors, and review and consideration of developments in corporate governance practices. The Committee’s goal is to assure that the composition, practices and operation of the Board of Directors contribute to value creation and effective representation of the Company’s stockholders.

The Governance Committee performs similar functions to a nominating committee for the Company as described above. The Company has adopted a charter which is attached to this Proxy Statement. During the last fiscal year there was one meeting of the Governance Committee. The members of the Governance Committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards.

The Governance Committee will consider nominees for Board membership submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Corporation in care of the Corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, FL 34677, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the Governance Committee, and the Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will review the nomination in accordance with the Corporation’s certificate of incorporation, by-laws and applicable laws and regulations. The Governance Committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating Board nominees.

The Governance Committee’s process for reviewing nominees is as follows. When a Board vacancy occurs, or the Board otherwise determines that an individual should be recruited for possible nomination to the Board, the Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. The Governance Committee (or a subcommittee designated by the Governance Committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend Board and committee meetings and (d) any potential concerns regarding independence or conflicts of interest. Following the initial screening, if the Governance Committee approves a candidate for further review, the Governance Committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the Governance Committee, along with the Corporation’s Chief Executive Officer, would interview each candidate. At the same time, the Governance Committee, assisted by the Corporation’s General Counsel, will conduct a comprehensive conflicts-of-interest assessment for the candidate. The Governance Committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full Board of Directors. A subcommittee of the Governance Committee, management representatives designated by the Governance Committee or a search firm selected by the Governance Committee may assist the process. Any nominee recommended by a stockholder would be subject to the same process.

According to the Company’s Bylaws, only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as directors. Nominations of persons for election as directors at a meeting of stockholders called for the purpose of electing directors may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder in the manner described below. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company not less than (i) with respect to an annual meeting of stockholders, 120 days in advance of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made, and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. As the Company’s Bylaws contain provisions prescribing the method for nominating members to the Board of Directors, the Company has not adopted a nominating committee charter.

Directors’ Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Each director of the Company is eligible to receive awards of options or shares pursuant to the Company’s stock option plan. Currently, each director receives an award in the form of a stock option grant upon first becoming a member of the Board of Directors. The number of options granted is currently 20,000 shares per person. Non-employee directors are paid an attendance fee of $3,000 for each day of a Board meeting and $1,000 for each day of a Board Committee meeting and are reimbursed the reasonable expenses incurred in attending the meeting. The fee for participation in a Board or Board Committee meeting held by telephone conference call and lasting at least one hour is $1,000.

In June 2002, the Board of Directors approved a compensation arrangement with Mercedes Walton for her service to the Company as Chairman of the Board, a position to which she was elected in June 2002. The arrangement provided for annual compensation to Ms. Walton of $150,000. In July 2004 Ms. Walton’s annual compensation was increased to $300,000. At the time of becoming Chairman in June 2002, Ms. Walton was also granted options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $2.15 and the options are fully vested and are exercisable for five years. In August 2003, Ms. Walton was granted options to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $.54 and the options were 50% vested on the date of grant become fully vested one year from the date of grant (i.e., options to purchase all 300,000 are vested as of the date of this filing). These options are exercisable for a period of five years from the date of grant.

In addition, Ms. Walton is entitled to a future option grant to purchase 25,000 shares of the Company’s common stock upon, and as of, each of the following dates:

•	The date the Company becomes listed for trading on the Nasdaq National Market;

•	The date the Company’s shareholder equity reaches $50 million;

•	The date the Company’s annual net profits reach $10 million; and

•	The date the market price of the Company’s common stock reaches $10.00 per share.

To the extent the benchmarks are achieved by the Company and Ms. Walton is Chairman of the Company at the time, the exercise price of the options will be $6.00 per share or the closing price of the Company’s stock on the day the benchmark is achieved, whichever is lower. Each option grant will be exercisable for a term of five years.

In February 2005, Ms. Walton was granted options to purchase 128,250 shares of the Company’s commons stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $4.02 and the options are 33% vested one-year from the date of grant, 33% two-years from the date of grant and 33% vested three-years from the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year 2004 all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Securities and Exchange Act of 1934 were timely filed.

Ability of Stockholders to Communicate with the Board of Directors

The Company’s Board of Directors has established several means for our stockholders and others to communicate with the Board of Directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Company’s Audit Committee, in care of the Company’s Secretary, at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board, in care of the Corporation’s Secretary, at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).

INDEPENDENT AUDITOR MATTERS

On June 30, 2004, the Company ratified the appointment of Grant Thornton LLP (“Grant Thornton”) to serve as its independent auditors, effective for the year ending November 30, 2004.

Fees to Independent Auditors

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended November 30, 2004 and November 30, 2003 and fees billed for other services rendered by Grant Thornton during these periods.

	2004	2003
Audit Fees	$169,000	$273,000
Tax Fees	69,000	27,000
Total	$238,000	$300,000

Audit Fees

Audit fees consisted of the aggregate fees billed by its independent auditors for professional services rendered for the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-KSB for the years ended November 30, 2004 and November 30, 2003.

Tax Fees

Tax fees consisted of the aggregate fees billed by its independent auditors for professional services rendered for tax compliance, tax advice and tax planning for the years ended November 30, 2004 and November 30, 2003.

The policy of the Company’s Audit Committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such approval reported to the committee at its next regularly scheduled meeting. Approximately 100% of the fees described above under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” and paid to Grant Thornton were pre-approved by the Audit Committee.

No services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Grant Thornton. Furthermore, no work of Grant Thornton with respect to its services rendered to the Company was performed by anyone other than Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors independence from the Company and its management, including the matters in those written disclosures. The Committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the Audit Committee recommended to the Board of Directors and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board approved the selection of the Company’s independent auditors.

Scott Christian-Chairman

Anthony Finch

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of May 24, 2005 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of common stock, (ii) each director of the Company, (iii) all of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all directors, nominees and executive officers of the Company as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
Directors and Executive Officers:
Mercedes Walton (2)	406,000	3.4%
Gaby Goubran (3)	67,500	*
Jagdish Sheth (4)	77,500	*
Scott Christian (5)	57,500	*
Anthony Finch	104,500	*
Gerald F. Maass (6)	97,900	*
Jill M. Taymans (7)	86,000	*
E. Thomas Deutsch, III (8)	56,000	*

Other Beneficial Owners:
David Portnoy (9)	582,988	5.0%

All Executive Officers and Directors as a Group (8 persons) (10)	952,900	7.7%

* Less than one percent (1%).

(1)	Pursuant to the rules of the Securities and Exchange Commission, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such shareholders as of May 24, 2005 by (ii) the sum of (a) the number of shares of common stock outstanding as of May 24, 2005 plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of May 24, 2005 or will become exercisable within 60 days after May 24, 2005.
(2)	Includes 400,000 shares subject to options exercisable as of May 24, 2005.
(3)	Includes 57,500 shares subject to options exercisable as of May 24, 2005.
(4)	Includes 57,500 shares subject to options exercisable as of May 24, 2005.
(5)	Includes 57,500 shares subject to options exercisable as of May 24, 2005.
(6)	Includes 81,900 shares subject to options exercisable as of May 24, 2005.
(7)	Includes 84,000 shares subject to options exercisable as of May 24, 2005.
(8)	Includes 14,000 shares held by Mr. Deutsch’s wife, Mary Alice Deutsch. Based on ownership information as of December 2, 2004. Mr. Deutsch resigned as the Company’s Vice President, Information Technology on December 2, 2004.
(9)

Mr. Portnoy may be deemed the beneficial owner of 582,988 shares of common stock, which number includes: (i) 251,848 shares of common stock held directly by Mr. Portnoy, which he has the sole power to vote and to dispose or direct the disposition; (ii) 7,351 shares of common stock held by Focus Financial Corp. (“FFC”), of which Mr. Portnoy may be deemed the beneficial owner as the sole officer and director of FFC; (iii) 61,714 shares of common stock held by Visual Investment Corp. (“VIC”), of which Mr. Portnoy may be deemed the beneficial owner as the sole officer and director of VIC; (iv) 108,001 shares of common stock held by Partner Community Inc. (“PCI”), of which Mr. Portnoy may be deed the beneficial owner as one of three directors of PCI; (v) 88,258 shares of common stock held by Mr. Zidell, of which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment (but not voting) discretion over such shares in accordance with the agreement between Mr. Zidell and Mr. Portnoy described under Item 6 below; and (vi) 65,816 shares of common stock held by Mayim Investment Limited Partnership (“MILP”), of which Mr. Portnoy may be deemed the beneficial owner as the managing member of MILP. Beneficial ownership is supplied per the Schedule 13D filed with the Securities and Exchange Commission on January 12, 2005. Mr. Portnoy’s address is                         .

(10)	Includes 738,400 shares subject to options exercisable as of May 24, 2005

Equity Compensation Plan Information as of November 30, 2004

Equity Compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
CRYO-CELL International Incentive Stock Option Plan (1)	6,000	$5.15	—
CRYO-CELL International 2000 Stock Incentive Plan (2)	1,151,900	$1.23	1,012,400

Equity Compensation plans not approved by stockholders
Other Plans (3)	30,000	$3.54	—
Total	1,187,900	$1.31	1,012,400

(1)	CRYO-CELL Incentive Stock Option Plan expired on April 1, 2000.
(2)	CRYO-CELL 2000 Stock Incentive Plan originally had 1,500,000 stock options authorized for issuance. In June 2002 the stockholders approved an additional 750,000 shares for issuance thereunder.
(3)	From time to time the Company grants options pursuant to individual compensation arrangements in exchange for goods or services provided to the Company. These options are granted at fair market value on the date of grant and typically vest immediately and provide for an exercise period of three (3) years.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is a Summary Compensation Table relating to the compensation earned by the Chief Executive Officer and each of the persons who qualified as named executive officers under Item 402(a)(2) of Regulation S-B (the “Named Executive Officers”), for fiscal years ending November 30, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary			Bonus		Restricted Stock Awards ($)	Securities Underlying Options
Mercedes Walton Chairman, Interim Chief Executive Officer	2004 2003 2002	$ $ $	212,500 150,000 87,500	(1) (1) (1)		$82,600 — —	— — —	— 300,000 100,000

Gerald F. Maass Executive Vice President	2004 2003 2002	$ $ $	144,877 135,453 129,031		$ $	36,000 3,413 —	— — —	— 50,000 5,000

Jill M. Taymans Vice President, Finance, Chief Financial Officer	2004 2003 2002	$ $ $	117,275 85,780 75,406		$ $	34,000 7,830 —	— — —	— 100,000 6,000

E. Thomas Deutsch, III Former Vice President, Information Technology (2)	2004 2003 2002	$ $ $	108,828 104,814 102,292		$	— 10,147 —	— — —	— 30,000 7,000

(1)	Represents Chairman of the Board fees paid to Ms. Walton. Ms. Walton does not receive cash compensation for her role as Interim Chief Executive Officer.
(2)	Represents compensation beginning December 1, 2002 for services as Vice President, Information Technology. Mr. Deutsch resigned as the Company’s Vice President, Information Technology on December 2, 2004.

Option Grants in Last Fiscal Year

There were no stock options awarded to any of the Named Executive Officers during fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth certain information regarding options to purchase shares of common stock held as of November 30, 2004 by each of the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options At Fiscal Year-End Exercisable/Unexercisable (1) ($)
Mercedes Walton	0	0	400,000/0	$377,000
Gerald Maass	5,000	$2,700	94,400/12,500	$17,550
Jill Taymans	0	0	109,000/25,000	$40,500
E. Thomas Deutsch, III	0	0	37,000/7,500	$12,150

(1)	Based upon the closing price of $2.70 at November 30, 2004.

Employment Agreements

The Company does not have any current employment agreements.

CERTAIN TRANSACTIONS

On February 9, 1999, the Company’s revenue sharing agreement with two individual investors relating to the State of Arizona (the “Arizona Agreement”) was modified and replaced by a new revenue sharing agreement relating to the State of Florida (the “Florida Revenue Sharing Agreement”). Under the terms of the Florida Revenue Sharing Agreement, the Company was to receive an aggregate one-time up-front payment of $1,000,000 from the individual investors. The individual investors received a credit from the Company of $450,000 toward the $1,000,000 up-front payment as a result of payments previously made by the investors to the Company pursuant to the Arizona Agreement. The Florida Revenue Sharing Agreement entitles the investors to an ongoing fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Florida, up to a maximum of 33,000 storage spaces. The Company is applying all of its payment obligations under the Florida Revenue Sharing Agreement toward the $550,000 balance owed by the investors until such amount is paid in full. After the $550,000 payment is satisfied, payments under the Florida Revenue Sharing Agreement will be made to the investors as required there under. The Company applied $100,525 and $232,370 in fiscal years ending 2004 and 2003, respectively, toward the investors’ obligation to pay the $550,000 balance. The receivable balance was fully satisfied during fiscal 2004. One of the investors in the Florida Revenue Sharing Agreement is Charles Nyberg, who became a director of the Company in August 2001 and resigned from this position in December 2004.

On May 31, 2001 the Company entered into a revenue sharing agreement with Red Rock Partners, a partnership (“Red Rock”), entitling Red Rock to an on-going fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Texas, up to a maximum of 33,000 storage spaces (the “Texas Revenue Sharing Agreement”). Under the terms of the Texas Revenue Sharing Agreement, Red Rock paid the Company an aggregate one-time up-front payment of $750,000. The Company made total payments to Red Rock of $99,723 and $82,058 for fiscal years 2004 and 2003, respectively. In May 2001, Red Rock also paid $200,000 to acquire five-year warrants to purchase 100,000 shares of the Company’s common stock at $6.00 per share, and paid $50,000 for 25,000 shares of SCPT common stock at a price of $2.00 per share. One of the partners in Red Rock is Charles Nyberg, who became a director of the Company in August 2001 and resigned from this position in December 2004.

In October 2001, the Company sold 90% of the common stock of Safti-Cell, Inc., a then inactive subsidiary of the Company, to Red Rock. The Company continues to own 10% of the common stock of Safti-Cell, Inc. Mr. Charles Nyberg, a former member of the Board of Directors of the Company, owns a significant interest in Red Rock Partners; however, the sale took place prior to the time that Mr. Nyberg became a member of the Company’s Board of Directors. Subsequent to the end of fiscal 2004, Mr. Nyberg resigned from the Company’s Board of Directors. In October 2001, the Company and Safti-Cell entered into a twenty-year storage agreement under which the Company pays an annual fee to Safti-Cell for each specimen stored by Safti-Cell in its Arizona facility for the Company’s customers. In October 2002, Safti-Cell brought the facility into service, and the Company began providing dual storage service to its customers. The Company currently stores approximately 25,000 split specimens at the Safti-Cell facility. In 2005, the Company expects to implement a new processing methodology in accordance with emerging requirements of the American Association of Blood Banks (AABB). The new process will utilize closed-system bags rather than vial storage. In view of this anticipated transition to a new processing methodology, as well as the enhanced level of security designed in the Company’s new facility, the Company expects that sometime in 2005 it will discontinue offering the dual storage service to new customers.

In August 2003, SCPT received a $100,000 interest-bearing loan from Daniel D. Richard, a previous officer, director and current shareholder of SCPT, to fund its operations. On November 20, 2003, the loan agreement was amended to allow additional loans to SCPT of $45,000. The note was due on September 5, 2004 with interest of 4% due upon payment. SCPT pledged 345,161 shares of the CRYO-CELL common stock held by SCPT as collateral for this note. On December 28, 2003, SCPT entered into an additional, separate loan agreement with Mr. Richard for an additional loan of $50,000. The loan was due on demand, no later than December 31, 2004 with interest of 5% due upon payment. SCPT pledged an additional 100,000 shares of the CRYO-CELL common stock held by SCPT as collateral for this note. During the second quarter of fiscal 2004, SCPT paid the outstanding loan of $195,000 plus accrued interest to Mr. Richard.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed Grant Thornton LLP to perform the audit of the Company’s financial statements for the year ending November 30, 2005, subject to ratification by the Company’s stockholders at the Annual Meeting. Grant Thornton LLP has been the Company’s auditor since June 30, 2003. Representatives of Grant Thornton will be available telephonically at the Annual Meeting of Stockholders to respond to questions and make a statement if they desire to do so.

If the selection of Grant Thornton LLP is not ratified at or prior to the next annual meeting of stockholders, such firm shall decline to act, or otherwise become incapable of acting, as the Company’s independent auditors and the Board of Directors will appoint other independent registered public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.

OTHER BUSINESS

Management does not know of any other business to be acted upon at the Annual Meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that the proxies will vote on any such matters in accordance with the judgment of the persons voting such proxies.

2006 ANNUAL MEETING STOCKHOLDER PROPOSALS

Pursuant to the Company’s Bylaws, at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures described below; or (d) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company not less than 120 days in advance of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (w) the name and address of the stockholder proposing such business; (x) the class and number of shares of the Company which are beneficially owned by the stockholder; (y) any material interest of the stockholder in such business; and (z) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the matter been proposed by the Board of Directors.

The Company anticipates that the date of the 2006 Annual Meeting will be changed by more than 30 days from the date of the 2005 Annual Meeting. The Company anticipates that the 2006 Annual Meeting will be held on or about May 12, 2006, and that the proxy statement for such meeting will be mailed on or about April 13, 2005. Under the requirements described above, proposals intended to be presented at the Company’s next Annual Meeting of Stockholders must be received at the Company’s executive offices a reasonable time prior to the mailing date of the proxy materials for inclusion in the proxy statement relating to that meeting.

Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter. Because the Company anticipates that the date of the 2006 Annual Meeting will be changed by more than 30 days from the date of the 2005 Annual Meeting, the notification with respect to the Company’s 2005 Annual Meeting of Stockholders must be received at the Company’s executive offices a reasonable time prior to the mailing date of the proxy materials, but in any event not later than April 1, 2006. If the notice is not received by that time, management proxies will be allowed to use their discretionary authority as outlined above.

CRYO-CELL INTERNATIONAL, INC.

Oldsmar, Florida

June 1, 2005

CRYO-CELL INTERNATIONAL, INC.

CHARTER OF THE

GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adopted by the Board of Directors on December 14, 2004

Purpose

The primary focus of the Governance Committee (the “Committee”) is on the broad range of issues surrounding the composition and operation of the Company’s Board of Directors. The Committee provides assistance to the Board of Directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board of Directors, and review and consideration of developments in corporate governance practices. The Committee’s goal is to assure that the composition, practices and operation of the Board of Directors contribute to value creation and effective representation of the Company’s shareholders.

Organization

The Committee shall consist of two or more directors, each of whom shall satisfy the independence requirements of The Nasdaq Stock Market, whether or not the Company is then subject to such requirements.

Committee members shall be elected by the Board of Directors at its annual organizational meeting; members shall serve until their successors are duly elected and qualified. The Committee’s chair shall be designated by the Board of Directors or, if it does not do so, the Committee members shall elect a Chair by vote of a majority of the full Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

Structure and Meetings

The Chair of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chair of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

Goals and Responsibilities

The Committee shall:

1.	Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board of Directors any changes deemed appropriate;

2.	Evaluate the current composition, organization and governance of the Board of Directors, determine future requirements and make recommendations to the Board of Directors for approval;

3.	Determine desired Board and committee skills and attributes;

4.	Review candidates for Board membership consistent with the Board of Directors’ criteria for selecting new directors;

5.	Administer the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences;

6.	Evaluate and consider matters relating to the qualifications and retirement of directors;

7.	Generally advise the Board of Directors on corporate governance matters;

8.	Advise the Board of Directors on (a) committee member qualifications and independence, (b) appointments and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), (d) committee reporting to the Board of Directors and (e) management succession planning;

9.	Develop and maintain an orientation program for new directors and a continuing education program for all directors;

10.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval; and

11.	Perform any other activities consistent with this Charter, the Company’s corporate governance principles, the Company’s Bylaws and Certificate of Incorporation and governing law as the Committee or the Board of Directors deems appropriate.

Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors.

CRYO-CELL INTERNATIONAL, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS—JUNE 29, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated June 1, 2005, revoking any proxy previously given, hereby appoint(s) Mercedes Walton and Jill Taymans as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of CRYO-CELL International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. eastern time on Wednesday, June 29, 2005, at the Courtyard Marriott, 4014 Tampa Road, Oldsmar, Florida 34677, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

1. Election of directors:	01 Mercedes Walton 02 Gaby W. Goubran 03 Scott Christian	04 Jagdish Sheth 05 Anthony P. Finch

☐	FOR all nominees, Listed above (except as Specified below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

________________________________

2.	Proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountants of the Company and its subsidiaries for the year ending November 30, 2005.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Upon such other matters as may properly come before the meeting.

It is important that each stockholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

Dated and Signed                             , 2005.

Signature of Stockholder(s)	Signature of Stockholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.